UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 26, 2019

Ando Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37834	47-4933278
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Room 1107, 11/F, Lippo Sun Plaza, 28 Canton Road Tsim Sha Tsui, Kowloon, Hong Kong 00000
(Address of principal executive offices)

(852) 2351 9122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2019, Ando Holdings Ltd. (the “Company”) filed with the State of Nevada, a Certificate of Designation for its Series A preferred stock (the “Certificate”). The Certificate was effective on December 26, 2019. The Certificate establishes all of the rights of the holders of the Series A Preferred Stock (the “Series A”), as related to the Series A, including, but not limited to the lack of Series A conversion rights and voting rights, the six percent (6%) interest rights, and the liquidation preference (collectively, the “Rights”). On the same day, the Company also filed with State of Nevada, a Certificate of Change for increasing its authorized shares by 10,000,000 so that they consisted of 75,000,000 common stocks and 10,000,000 preferred stocks. The Company distributed an Information Statement to its shareholders on December 6, 2019, describing that the Board of Directors of the Company and the majority of the shareholders of the Company voted in favor of the rights. On November 22, 2019, the Board of Directors of the Company resolved to set the terms of the Rights as found in the Certificate.

For a more detailed description of the Rights, please see the Certificate filed as an exhibit hereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibits

3.1	Certificate of Designation for Series A Preferred Stock

3.2	Certificate of Change for increase of authorized capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2019

Ando Holdings Ltd

By:	/s/ Lam Chi Kwong Leo
Name:	Lam Chi Kwong Leo
Title:	Chief Executive Officer, President, Chairman and Director